UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017 (August 31, 2017)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 31, 2017, HD Supply, Inc. (the “Company”), as borrower, certain of the Company’s affiliates signatory thereto, as guarantors, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent, Bank of America, N.A., as a Term B-3 Lender and Term B-4 Lender, and the other lenders party thereto entered into a Fifth Amendment (the “Fifth Amendment”) to the credit agreement governing the Company’s existing term loan credit facility, dated as of April 12, 2012 (as amended by Amendment No. 1, dated as of February 15, 2013, Amendment No. 2, dated as of February 6, 2014, Incremental Agreement No. 1, dated as of August 13, 2015 and Amendment No. 4, dated as of October 14, 2016, the “Existing Term Loan Facility”, and, as further amended by the Fifth Amendment, the “Amended Term Loan Facility”).

Pursuant to the Fifth Amendment, the Company amended its Existing Term Loan Facility to, among other things, (i) refinance all the outstanding Term B-1 Loans with a new tranche of term loans (the “Term B-3 Loans”) in an aggregate principal amount of $535 million, (ii) refinance all the outstanding Term B-2 Loans with a new tranche of term loans (the “Term B-4 Loans”) in an aggregate principal amount of $546 million and (iii) amend the definition of “Permitted Payments” contained in the Existing Term Loan Facility to permit an additional category of Permitted Payments permitting Restricted Payments (as defined in the Existing Term Loan Facility) at any time in an aggregate amount not to exceed (x) $500,000,000 and (y) thereafter, upon full use of such capacity set forth in clause (x), an additional amount, if any, such that, after giving pro forma effect to such Restricted Payment, the Company’s Consolidated Total Leverage Ratio (as defined in the Existing Term Loan Facility) does not exceed 3.00 to 1.00.

The Term B-3 Loans bear interest at the applicable margin for borrowings of 2.25% for LIBOR (as defined in the Amended Term Loan Facility) borrowings and 1.25% for base rate borrowings. The Term B-3 Loans amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount and will mature on August 13, 2021.

The Term B-4 Loans bear interest at the applicable margin for borrowings of 2.50% for LIBOR borrowings and 1.50% for base rate borrowings. The Term B-4 Loans amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount and will mature on October 17, 2023.

The Fifth Amendment also provides for a prepayment premium equal to 1.00% of the aggregate principal amount of the applicable term loans being prepaid if, on or prior to March 2, 2018, the Company enters into certain repricing transactions.

The terms of the Amended Term Loan Facility are substantially the same as those of the Existing Term Loan Facility, subject to certain technical amendments and the matters discussed herein.

The Fifth Amendment is attached hereto as Exhibit 10.1.  The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On September 1, 2017, the Company used a portion of the net proceeds it received from the sale of the Waterworks business unit to effect the previously announced redemption of all of its outstanding $1,250,000,000 in aggregate principal amount of 5.25% Senior Secured First Priority Notes due 2021 (the “Notes”) for an aggregate redemption price of approximately $1,325 million. This included a make-whole premium of approximately $62 million. The indenture, dated as of December 4, 2014, as supplemented, among the Company, as issuer, the subsidiary guarantors signatory thereto and Wilmington Trust, National Association, as trustee and note collateral agent, pursuant to which the Notes were issued was discharged and the liens securing the Notes were released in accordance with the terms of the Indenture.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1

Fifth Amendment to Credit Agreement, dated as of August 31, 2017, among the Company, as borrower, certain of the Company’s affiliates signatory thereto, as guarantors, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent, Bank of America, N.A., as a Term B-3 Lender and Term B-4 Lender, and the other lenders party thereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Fifth Amendment to Credit Agreement, dated as of August 31, 2017, among the Company, as borrower, certain of the Company’s affiliates signatory thereto, as guarantors, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent, Bank of America, N.A., as a Term B-3 Lender and Term B-4 Lender, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary